Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fiscal 2007 Third Quarter Results — New Product Revenue Ramps Sequentially at Top Tier Customers

SUNNYVALE, Calif. — October 24, 2007 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fiscal third quarter ended September 30, 2007.

Revenue for the third quarter of 2007 was $9.0 million, up seven percent from $8.4 million in the second quarter of 2007 and up five percent from $8.6 million in the third quarter of 2006. New product revenue increased by $1.0 million sequentially; this growth was partially offset by a decline in end-of-life product revenue. Higher end-of-life and mature product revenue was a major contributor to the year-on-year increase in revenue. New products — ArcticLink™, PolarPro™, Eclipse™ II and QuickPCI® II — contributed 18 percent of revenue in the third quarter of 2007, seven percent in the second quarter of 2007 and 25 percent of revenue in the third quarter of 2006.

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2007 was $1.5 million, or $0.05 per share, compared with a net loss of $2.1 million, or $0.07 per share, in the second quarter of 2007 and a net loss of $3.0 million, or $0.10 per share, in the third quarter of 2006.  Non-GAAP net loss for the third quarter of 2007 was $1.0 million, or $0.04 per share, compared with a non-GAAP net loss of $1.7 million, or $0.06 per share, in the second quarter of 2007 and a non-GAAP net loss of $2.6 million, or $0.09 per share, in the third quarter of 2006.

QuickLogic reports certain financial measures, including net loss, in accordance with GAAP and also on a non-GAAP basis. Non-GAAP results, where applicable, exclude stock-based compensation recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-based Payment” and the write-off of long-lived assets. For a full reconciliation of GAAP net loss to non-GAAP net loss, please refer to the schedule on page 5 of this press release.

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 “We are pleased with our significant increase in revenue compared with the second quarter,” said E. Thomas Hart, chairman, president and CEO. “We are getting good design traction for our Customer Specific Standard Products (CSSPs) with top customers in our target markets.  The trend for these customers is to design platforms that enable them to generate multiple products.  The inherent flexibility of CSSPs serves well to “future-proof” these platforms, extending their life over several product generations. This allows our customers to bring new products to market more quickly and cost effectively with lower risk.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, October 24, 2007, to discuss the third quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com/investors. To participate, please call (888) 684-1265 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 5642724. The call recording will be archived until November 1, 2007 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest power programmable solutions for the portable electronics, industrial, communications and military markets. Our new products — ArcticLink, PolarPro, Eclipse II and QuickPCI — are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi, DVB-H and IDE or CE-ATA based disk drives. QuickLogic’s proprietary ViaLink® technology offers significant benefits for programmable logic, including the lowest power, instant on capability and bulletproof intellectual property security. The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. Website www.quicklogic.com

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. For a full reconciliation of these GAAP measures to non-GAAP measures, please refer to the schedule on page 5 of this press release. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as the basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo, QuickPCI and ViaLink are registered trademarks of and ArcticLink, Eclipse and PolarPro are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	October 1, 2006	July 1, 2007	September 30, 2007	October 1, 2006
Revenue	$9,025	$8,598	$8,405	$23,672	$27,180
Cost of revenue, excluding inventory write-down and related charges	4,005	4,157	3,216	10,157	11,668
Inventory write-down and related charges	309	1,214	759	3,533	1,684
Gross profit	4,711	3,227	4,430	9,982	13,828
Operating expenses:
Research and development	2,342	2,429	2,339	6,968	7,186
Selling, general and administrative	3,953	3,994	4,387	12,933	13,205
Total operating expenses	6,295	6,423	6,726	19,901	20,391
Loss from operations	(1,584)	(3,196)	(2,296)	(9,919)	(6,563)
Interest expense	(69)	(65)	(72)	(226)	(235)
Interest income and other, net	189	333	317	752	966
Loss before income taxes	(1,464)	(2,928)	(2,051)	(9,393)	(5,832)
Provision for income taxes	29	23	27	71	46
Net loss	$(1,493)	$(2,951)	$(2,078)	$(9,464)	$(5,878)

Net loss per share:
Basic	$(0.05)	$(0.10)	$(0.07)	$(0.33)	$(0.21)
Diluted	$(0.05)	$(0.10)	$(0.07)	$(0.33)	$(0.21)
Weighted average shares:
Basic	29,116	28,678	28,966	28,966	28,420
Diluted	29,116	28,678	28,966	28,966	28,420

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	October 1, 2006	July 1, 2007	September 30, 2007	October 1, 2006
GAAP loss from operations	$(1,584)	$(3,196)	$(2,296)	$(9,919)	$(6,563)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	5	33	—	5	33
Selling, general and administrative	2	1	—	2	1
Adjustment for stock-based compensation within:
Cost of revenue	67	36	54	176	138
Research and development	94	57	94	273	321
Selling, general and administrative	291	197	280	812	686
Non-GAAP loss from operations	$(1,125)	$(2,872)	$(1,868)	$(8,651)	$(5,384)

GAAP net loss	$(1,493)	$(2,951)	$(2,078)	$(9,464)	$(5,878)
Adjustment for the write-off of long-lived assets within:
Cost of revenue	5	33	—	5	33
Selling, general and administrative	2	1	—	2	1
Adjustment for stock-based compensation within:
Cost of revenue	67	36	54	176	138
Research and development	94	57	94	273	321
Selling, general and administrative	291	197	280	812	686
Non-GAAP net loss	$(1,034)	$(2,627)	$(1,650)	$(8,196)	$(4,699)

GAAP net loss per share	$(0.05)	$(0.10)	$(0.07)	$(0.33)	$(0.21)
Adjustment for the write-off of long-lived assets and stock-based compensation	0.01	0.01	0.01	0.05	0.04
Non-GAAP net loss per share	$(0.04)	$(0.09)	$(0.06)	$(0.28)	$(0.17)

GAAP weighted average shares	29,116	28,678	28,966	28,966	28,420
Adjustment for the write-off of long-lived assets and stock-based compensation	—	—	—	—	—
Non-GAAP weighted average shares	29,116	28,678	28,966	28,966	28,420

GAAP gross margin percentage	52.2%	37.5%	52.7%	42.2%	50.9%
Adjustment for the write-off of long-lived assets and stock-based compensation	0.8%	0.8%	0.6%	0.7%	0.6%
Non-GAAP gross margin percentage	53.0%	38.3%	53.3%	42.9%	51.5%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2007	December 31, 2006(1)
ASSETS

Current assets:
Cash and cash equivalents	$20,846	$24,621
Short-term investment in Tower Semiconductor Ltd.	1,601	1,530
Accounts receivable, net	2,583	2,839
Inventory	4,838	9,064
Other current assets	1,395	1,894
Total current assets	31,263	39,948
Property and equipment, net	4,786	5,480
Investment in Tower Semiconductor Ltd.	806	769
Other assets	3,142	4,038

TOTAL ASSETS	$39,997	$50,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$3,002	$4,383
Accrued liabilities	2,644	2,462
Deferred income on shipments to distributors	1,159	1,152
Deferred royalty revenue	548	960
Current portion of debt and capital lease obligations	1,544	2,292
Total current liabilities	8,897	11,249

Long-term liabilities:
Debt and capital lease obligations, less current portion	912	1,618
Total liabilities	9,809	12,867

Stockholders’ equity:
Common stock, at par value	29	29
Additional paid-in capital	166,314	164,138
Accumulated other comprehensive income	834	726
Accumulated deficit	(136,989)	(127,525)
Total stockholders’ equity	30,188	37,368

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,997	$50,235

  _________________________

(1)   Derived from the December 31, 2006 audited balance sheet included in the 2006 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3	Q3	Q2	Q3 2006 to	Q2 2007 to
	2007	2006	2007	Q3 2007	Q3 2007
COMPOSITION OF REVENUE

Revenue by product (1):
New products	18%	25%	7%	(24)%	165%
Mature products	50%	50%	52%	6%	4%
End-of-life products	32%	25%	41%	32%	(16)%

Revenue by geography:
North America	50%	45%	60%	16%	(11)%
Europe	22%	40%	20%	(43)%	15%
Japan	9%	7%	9%	36%	6%
Rest of world	19%	8%	11%	151%	100%

Revenue by end-customer segment:
Instrumentation and test	47%	38%	32%	29%	59%
Military and aerospace systems	15%	10%	19%	68%	(16)%
Datacom and telecom	14%	37%	26%	(59)%	(40)%
Graphics and imaging	19%	12%	20%	63%	3%
Computing	5%	3%	3%	58%	57%

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(1)          The Company changed the definition of its product families this quarter. New products include ArcticLink, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.